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EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                                 YEAR ENDED
                                                                YEAR ENDED      MAY 31, 1996
                                                                 MAY 31,        PRO FORMA AS
                                                                   1996         ADJUSTED(1)
                                                                ----------     --------------
    Primary
      Average shares outstanding assuming conversion of
         preferred stock......................................   3,969,000        6,069,000
      Net effect of dilutive stock options and
         warrants -- based on the treasury stock method using
         the average market price.............................     447,233          447,233
                                                                ----------     --------------
      Total...................................................   4,416,233        6,516,233
      Net income..............................................  $1,762,344       $3,018,916
                                                                ----------     --------------
      Per share amount........................................  $     0.40       $     0.46
                                                                 =========      ===========
    Fully Diluted
      Average shares outstanding assuming conversion of
         preferred stock......................................   3,969,000        6,069,000
      Net effect of dilutive stock options and
         warrants -- based on the treasury stock method using
         the year-end market price, if higher than average
         market price.........................................     601,170          601,170
                                                                ----------     --------------
      Total...................................................   4,570,170        6,670,170
      Net income..............................................  $1,762,344       $3,018,916
                                                                ----------     --------------
      Per share amount........................................  $     0.39       $     0.45
                                                                 =========      ===========


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(1) See Pro Forma Statement of Income